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                  COMMUNITY ECONOMIC BETTERMENT ACCOUNT (CEBA)
                           "VENTURE PROJECT COMPONENT"
                               ROYALTY AGREEMENT
                                    02-VEN-03
                            BIOFORCE LABORATORY, Inc.
                             Federal ID#: 42-1468500
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This Agreement made July 10, 2001, between the Iowa Department of Economic
Development (hereinafter,"IDED"), 200 East Grand, Des Moines, IA 50309, and BioForce Laboratory, Inc. (hereinafter, "Business"), 2901 South Loop Drive, Suite 3400, Ames, IA 50010, and City of Ames (hereinafter, "Community"), City Hall, 515 Clark Avenue, PO Box 811, Ames, IA 50010-0811, acknowledges that the Business will receive the sum of $100,000 as a financial assistance investment approved on July 10, 2001, under the Community Economic Betterment Account
(CEBA) "Venture Project Component", (hereinafter "Venture Program"). The amount above is the maximum amount to be awarded under this Agreement.

1.1 DUE DATES. Payments will be due in equal installments on a semi-annual basis. Payment dates will be the first day in June and the first day in December of each year until the repayment amount has been obtained. In the event the first of the month falls on a Saturday or Sunday, the payment will be due the following Monday.

      a) The first scheduled payment date for BioForce Laboratory, Inc., is June 1, 2002.

      b) The payment amount will be based on the full fiscal year-end financial statements, or tax returns, prior to the payment date.

1.2   AMOUNT. Business shall pay the following royalties to IDED:

      a) A royalty equal to 1 percent of prior-year total gross revenues will be due to IDED on an annual basis, paid in equal semi-annual payments as described in Article 1.1 of this Agreement, until a total repayment amount of $200,000 has been reached.

      b) If determined and independently verified by IDED that continued payments as scheduled threaten the survivability of the Business, IDED retains the option to restructure repayment of all or portion of the royalty. Factors such as debt service coverage and cash flow will be taken into consideration in determining repayment ability. Any revision to the payment arrangement must be agreed upon in writing by the Business and IDED.

1.3 GROSS REVENUES. For the purpose of this Agreement, gross revenues are defined as gross sales less trade discounts and returns.

1.4 ADDITIONAL PAYMENTS. The Business may prepay royalties due to IDED in whole or in part, without penalty, at any time during the deferment or repayment period. Any partial prepayment shall be applied against the amount outstanding and shall not postpone the due date of any subsequent payments or change the amount of such installments, unless the Business and IDED shall other wise agree in writing.

1.5 NON-PAYMENT. If the Business fails to make a royalty payment when due under the terms of this Agreement within thirty (30) days following written notice of such overdue payment, the Agreement will be considered in default and IDED may issue a Notice of Default as described in Section 1.14.

1.6   CONDITIONS TO DISBURSEMENT OF FUNDS.

      a) Business must provide IDED verification of the additional fund listed below:

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           SOURCE                       TYPE                      AMOUNT
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National Institute of Health            Grant                   1,000,000
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          Investors                     Equity                  1,000,000
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      b)    Provide IDED with a certified copy of the Business' Articles of
            Incorporation.

      c) Provide IDED with a Certificate of Incumbency naming the current officers and directors of the corporation.

      d)    Provide IDED with a Certificate of Good Standing of the Business.

      e) The business shall have provided documentation to the Department that it has consulted with the area Workforce Development Center and JTPA/Promise Jobs Service Delivery Area Office to discuss employment services available.

      f) Businesses generating solid or hazardous waste must either: 1) submit a copy of the business' existing in-house plan to reduce the amount of waste and safely dispose of the waste based on an in-house audit conducted within the past three years; 2) submit an outline of a plan to be developed in-house or 3) submit documentation that the business has authorized the Iowa Department of Natural Resources or Iowa Waste Reduction Center to conduct the audit.

1.7 DOCUMENTATION OF EXPENDITURES. The Business shall furnish, upon request from IDED, copies of invoices and related supporting documentation verifying expenditure of Venture Program funds as identified in "Attachment A" to this Agreement.

1.8 ANNUAL STATEMENTS. IDED requires that the Business will provide annual audited financial statements or tax returns on or before sixty days following the Business fiscal year end until the royalty due to IDED is paid-in-full. In the event that the Business does not provide financial information or the required annual audited financial statements or tax returns within the sixty day period, IDED may issue a Notice of Default as described in section 1.14.

1.9 ACCESS TO RECORDS/INSPECTIONS. The Business shall permit IDED, its representatives or the State Auditor to examine, audit and/or copy all of the Business books, records and accounts and all other documentation or materials related to this Agreement. The Business shall permit IDED representatives to visit and inspect business operations at any time during the Agreement period.

1.10 USE OF VENTURE PROGRAM FUNDS. The Business shall expend funds received under this Agreement for legitimate business expenses and designated projects in Venture Program Application 02-VEN-03, and as described in "Attachment A" to this Agreement and in compliance with 261 Iowa Administrative Code Chapter 53 (CEBA Administrative Rules).

1.11 MAINTAIN BUSINESS IN IOWA. Business shall maintain all its business and operating facilities in Iowa. The Business shall provide prompt advance notice to IDED of any proposed change in the Business ownership, structure or control. In the event the Business relocates outside Iowa or changes the Business structure or control without notification to IDED, IDED may issue a Notice of Default as described in section 1.14.

1.12 ENFORCEMENT. This Agreement shall remain in full force and effect until the full royalty due to IDED is paid-in-full or other arrangements are agreed upon between the Business and IDED.

1.13 EVENTS OF DEFAULT. The following shall constitute Events of Default under this Agreement:

      a) Non-compliance, failure by business to comply with any of the terms or conditions contained in this Agreement;

      b) Non-payment, when Business fails to make a payment when due under the terms of this Agreement within thirty (30) days of written notice of such overdue payment;

      c) Business changes, if there is material change in the Business ownership, structure or control that occurs without the prior written disclosure to IDED;

      d) Relocation or Abandonment, if there is a relocation or abandonment of Business without prior written disclosure to IDED.

1.14 NOTICE OF DEFAULT. The Department shall issue a written notice of default providing therein a thirty (30) day period in which the Business shall have an opportunity to cure, provided that cure is possible and feasible.

1.15 REMEDIES UPON DEFAULT. Upon the happening of any Event of Default and the failure of the Business to cure the default after notice as provided in
      Article 1.14, the Department shall have the right to require immediate repayment of the total amount of funds due under this Agreement as defined in Article 1.2(a) without presentment, demand, protest, notice of protest, notice of intention to accelerate or other notice of any kind, all of which are expressly waived by the Business.

1.16 TERMINATION. This Agreement may be terminated upon thirty (30) days written notice in the following circumstances:

      a)    By IDED, due to an unremedied event of default by the Business.

      b) As a result of the termination of reduction of funding to IDED, or material alteration of the program. This Agreement may be terminated by IDED if funds anticipated for the continuing fulfillment of this Agreement are at any time not forthcoming due to nonappropriation, a reduction in funding level, termination or material alternation of this Agreement's funding source, or change in IDED's statutory authorization.

      c) As a result of IDED forgiveness of repayment of the royalty applying the criteria described in section 1.2 of this Agreement.

1.17 INDEMNIFICATION AGAINST LOSS OR DAMAGE. The Business shall indemnify and hold harmless IDED, its officers and employees, from and against any and all losses resulting directly or indirectly from any misrepresentation, breach, nonfulfillment, or noncompliance with any terms of this Agreement on the part of the Business, except those losses incurred by IDED resulting from willful misconduct or negligence on its or their part.

1.18 ENFORCEMENT EXPENSES. Business shall pay upon demand any and all reasonable fees and expenses IDED incurs, including the fees and expenses of their attorneys, experts and agents, in connection with the exercise or enforcement of any of the rights of IDED under the Agreement.

1.19 GOVERNING LAW. This Agreement shall be interpreted in accordance with the law of the State of Iowa, and any action relating to the Agreement shall only be commenced in the Iowa District Court for Polk County or the United States District Court for the Southern District of Iowa.

1.20 SURVIAVAL OF CONTRACT. If any portion of this Agreement is held to be invalid or unenforceable, the remainder shall be valid and enforceable.

BioForce Laboratory, Inc.:                  IDED:

By: /s/ Eric Henderson                      By: /s/ Ken Boyd
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    Dr. Eric Henderson, President/CEO           Ken Boyd, Finance Team Leader
                                                Division of Business Development

Date: 8/28/01                               Date: 9/13/01
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